                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement             [ ] CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED
                                                BY RULE 14a-6(e)(2))
[X] Definitive Proxy Statement (Revised)
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                        SUPER VISION INTERNATIONAL, INC.
----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ----------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ----------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ----------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ----------------------------------------------------------------

    (5) Total fee paid:

        ----------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
                               -----------------------------------------

    (2) Form, Schedule or Registration Statement No.:
                                                     -------------------

    (3) Filing Party:
                     ---------------------------------------------------

    (4) Date Filed:
                   -----------------------------------------------------

                        SUPER VISION INTERNATIONAL, INC.

                             8210 Presidents Drive
                             Orlando, Florida 32809

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 8, 1998


TO THE STOCKHOLDERS OF SUPER VISION INTERNATIONAL, INC.

         Notice is hereby given that the Annual Meeting of Stockholders of SUPER VISION INTERNATIONAL, INC. (the "Company"), will be held at the Company's principal executive offices located at 8210 Presidents Drive, Orlando, Florida 32809, on May 8, 1998, at 9:30 A.M. Eastern Daylight Savings Time, for the following purposes:

         1.       To elect a Board of Directors for the ensuing year;

         2. To consider and vote upon a proposal to approve amendments to the Company's 1994 Stock Option Plan to (i) increase the number of shares of Class A Common Stock issuable pursuant to the 1994 Stock Option Plan from 250,000 to 450,000, and (ii) specify the maximum number of shares with respect to which options may be awarded to a Plan participant, so as to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended;

         3. To consider and vote upon a proposal to approve an amendment to Article Four of the Company's Certificate of Incorporation to allow for certain limited transfers of the Class B Common Stock without causing an automatic conversion into Class A Common Stock;

         4. To consider and vote upon a proposal to approve and ratify the appointment of Ernst & Young, LLP as the independent auditors of the Company; and


         5. To consider and take action upon such other matters as may properly come before the meeting or any adjournment(s) or postponements thereof.



         A proxy statement, form of proxy and the Annual Report to Stockholders of the Company for the fiscal year ended December 31, 1997 are enclosed herewith. These materials are first being sent to the stockholders on or about April 14, 1998. Only holders of record of Common Stock of the Company at the close of business on April 3, 1998 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment(s) or postponements thereof.




                                    By Order of the Board of Directors

                                    Brett Kingstone, Chairman of the Board
                                             and Chief Executive Officer
Orlando, Florida
April 3, 1998

                             YOUR VOTE IS IMPORTANT

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO BE PRESENT, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. THE RETURN OF THE ENCLOSED PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU DO ATTEND THE MEETING.

                        SUPER VISION INTERNATIONAL, INC.

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 8, 1998

                            ------------------------


         This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation by the Board of Directors (the "Board of Directors") of Super Vision International, Inc., a Delaware corporation (the "Company"), of proxies in the form enclosed. Such proxies will be voted at the 1998 Annual Meeting of Stockholders of the Company to be held at 9:30 a.m., on Friday, May 8, 1998, and at any adjournment(s) or postponement(s) thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.


         The Company's principal executive offices are located at 8210 Presidents Drive, Orlando, Florida 32809. This Proxy Statement, the accompanying form of proxy and the Company's Annual Report to the Stockholders for fiscal year ended December 31, 1997 are being mailed on or about April 14, 1998 to all stockholders of record on April 3, 1998 (the "Record Date"). The Annual Report is not to be considered a part of the Company's proxy solicitation materials.


         Any stockholder giving a proxy has the power to revoke the same at any time before it is voted by delivering a written notice to the Secretary of the Company at its offices, by executing a later-dated proxy or by attending the Annual Meeting and voting in person. The Company will bear the cost of preparing, assembling and mailing all proxy materials which may be sent to the stockholders in connection with this solicitation. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies, for no additional compensation, by telephone. The Company has no contract or arrangement with any party in connection with the solicitation of proxies and does not expect to pay any compensation for the solicitation of proxies. The Company expects to reimburse brokers or other persons for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners. Following the mailing of the proxy materials, solicitation of proxies may be made by officers and employees of the Company by mail, telephone, telegram or personal interview.

         Properly executed proxies will be voted in accordance with instructions given by stockholders at the places provided for such purpose in the accompanying proxy. Unless contrary instructions are given by stockholders, all of the shares represented by such proxies are intended to be voted in favor of (i) the election of the five nominees for director named herein; (ii) approval of amendments to the Company's 1994 Stock Option Plan, as amended (the "Plan") to (A) increase the number of reserved shares of the Company's Class A Common Stock issuable pursuant to the Plan, and
(B) specify the maximum number of shares with respect to which stock options may be awarded to any participant under the Plan; (iii) the allowance of certain limited transfers of the Class B Common Stock without causing an automatic conversion into Class A Common Stock; (iv) the approval and ratification of the appointment of Ernst & Young, LLP as the Company's independent auditors; and (v) in their discretion, upon such other matters which may properly come before the meeting or any adjournments. In the event a stockholder specifies a different choice by means of the enclosed proxy, his or her shares will be voted in accordance with the specification so made.

         The Board of Directors does not know of any other matters that may be brought before the Annual Meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees. In the event that any other matter should come before the Annual Meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment.

                               VOTING SECURITIES


         Stockholders of record as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponements thereof. As of the Record Date, the Company had 1,770,049 issued and outstanding shares of Class A Common Stock, par value $.001 per share (the "Class A Common Stock"), each entitled to one vote upon all matters to be acted upon at the Annual Meeting, and 483,264 issued and outstanding shares of Class B Common Stock, par value $.001 per share ("the Class B Common Stock"), each entitled to five votes upon all matters to be acted upon at the Annual Meeting, (sometimes referred to collectively herein as the "Common Stock"). A majority in interest of the outstanding Class A Common Stock and Class B Common Stock represented at the meeting in person or by proxy shall constitute a quorum. The affirmative vote of a plurality of the Class A Common Stock and Class B Common Stock so represented is necessary to elect the nominees as directors and the affirmative vote of a majority of the Class A Common Stock and Class B Common Stock so represented, excluding broker non-votes, is necessary to approve and ratify the amendments to the 1994 Stock Option Plan and the appointment of Ernst & Young, L.L.P. as the independent auditors of the Company. The affirmative vote of a majority of the Class A Common Stock and a majority of the Class B Common Stock so represented, excluding broker non-votes, each voting as a separate class, is necessary to approve the amendment to the Company's Certificate of Incorporation. Stockholders do not have the right to cumulate their votes for directors.


         Pursuant to Delaware law, proxies submitted which contain abstentions or broker non-votes will be deemed present at the Annual

Meeting for purposes of determining the presence of a quorum. However, abstentions are treated as present and entitled to vote and thus have the effect of a vote against a matter. A broker non-vote on a matter is considered not entitled to vote on that matter and thus is not counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved or whether a plurality of the shares present and entitled to vote has been voted.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

         The following table sets forth certain information as of March 20, 1998, regarding beneficial ownership of the Company's Common Stock by: (i) each director and executive officer of the Company, (ii) all directors and executive officers as a group, and (iii) all persons known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock. Unless otherwise noted, all persons named in the table have the sole voting and dispositive power with respect to Common Stock beneficially owned.


                                                                         Percent of
Name and Address of Beneficial          Amount and Nature of             Outstanding         Percent of
Owner or Identity of Group(1)           Beneficial Ownership            Common Stock(2)     Voting Power
-----------------------------           --------------------            ---------------     ------------
                                     Class A            Class B      Class A     Class B
                                    ----------          -------      -------     -------
Brett M. Kingstone............      322,187(3)          483,264       18.20%       100%       65.41%
Edgar Protiva.................       19,208(4)                *        1.09%         *            *
Eric Protiva..................       19,208(4)                8        1.09%         *            *
Brian McCann..................        8,000(5)                *           *          *            *
Anthony Castor................        7,000(5)(6)             *           *          *            *
John Stanney..................       35,750(7)                *        2.02%         *            *
Fredrick Meyne, Jr............       10,417(7)                *           *          *            *
Hayward Industries, Inc.......      303,176(8)                *       17.13%         *         7.24%
All executive officers and
  directors as a group (7
  persons)....................      421,770(9)          483,264       23.83%       100%       67.79%

------------------

*  Less than 1%

(1) Unless otherwise indicated, the address of each of these persons is Super Vision International, Inc., 8210 Presidents Drive, Orlando, Florida 32809.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon exercise of options and warrants. Each beneficial owner's percentage ownership is determined by assuming that options and warrants that are held by such person (but not those held by any other person) and that are exercisable within 60 days from the date hereof have been exercised.

(3) Includes 298,187 shares of Class A Common Stock issuable upon exercise of warrants. Mr. Kingstone has granted Hayward Industries, Inc. an option (the "Hayward Option") to purchase up to 28,918 shares of Class A Common Stock issuable upon exercise of warrants to purchase 289,187 shares of Class A Common Stock granted to Mr. Kingstone in March 1997 at $7.00 per share which option will vest only upon the exercise of the warrants by Mr. Kingstone.

(4) All of such shares are Class A Common Stock and includes 10,208 shares held in escrow which are subject to forfeiture and will be contributed to the capital of the Company if the Company does not attain certain earnings levels or the market price of the Company's Class A Common Stock does not achieve certain targets by March 1999. Includes 9,000 shares issuable upon the exercise of such individual's options granted for serving as a director of the Company ("Director Options").

(5) All of such shares are Class A Common Stock and are issuable upon the exercise of such individual's Director Options.

(6) Excludes shares of Class A Common Stock beneficially owned by Hayward Industries, Inc. Mr. Castor previously served as the President and Chief Executive Officer of Hayward Industries, Inc.

(7) All of such shares are Class A Common Stock and are issuable upon the exercise of such individual's Options.

(8) The address of such stockholder is 900 Fairmont Avenue, Elizabeth, New Jersey 07207; represents shares of Class A Common Stock; also includes 53,696 warrants to purchase Class A Common Stock; does not include (a) warrants to purchase up to 199,584 shares of Class A Common Stock at $8.02 per share, subject to the satisfaction of certain contingencies set forth in a distributorship agreement with the Company, (b) warrants to purchase up to 518,200 shares of Class A Common Stock, subject to exercise of the Company's other outstanding Class A Warrants and Class B Warrants, and (c) up to 28,918 shares issuable upon exercise of the Hayward Option described in footnote (3) above.

(9) Includes 360,521 shares issuable upon exercise of options and warrants held by directors and executive officers of the Company. Does not include an aggregate of 82,833 shares issuable upon exercise of options held by executive officers of the Company which are not exercisable during the next 60 days, 80,000 shares of which are pending approval of the stockholders at the Annual Meeting.

         As of the Record Date, the directors and executive officers of the Company and certain entities affiliated with such persons beneficially owned (i) Common Stock representing 24% of the outstanding shares of Common Stock, (ii) Class B Common Stock representing 100% of the outstanding shares of Class B Common Stock, and (iii) 68% of the aggregated combined votes of Common Stock and Class B Common Stock entitled to be cast at the Annual Meeting. Such persons and entities have informed the Company that they intend to vote all of their shares of Common Stock, including the Class B Stock, in favor of all proposals set forth in this Proxy Statement.


                          PROPOSAL TO ELECT DIRECTORS
                                (Proposal No. 1)

         Unless otherwise indicated, the shares represented by all proxies received by the Board of Directors will be voted at the Annual Meeting in accordance with their terms and, in the absence of contrary instructions, for the election of Brett M. Kingstone, Edgar Protiva,

Eric Protiva, Brian McCann and Anthony T. Castor, III to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified. Although it is anticipated that each nominee will be available to serve as a director, should any nominee be unavailable to serve, proxies will be voted by the Board of Directors.

EXECUTIVE OFFICERS AND DIRECTORS

         The following table sets forth certain information concerning the nominees for director and executive officers of the Company:


Name                     Age      Position
----                     ---      --------
Brett M. Kingstone       38      Chief Executive Officer and Chairman of
                                 Board of Directors
John P. Stanney          34      President
Fredrick Meyne Jr.       50      Vice President of Sales
Edgar Protiva            58      Director
Eric V. Protiva          62      Director
Brian McCann             32      Director
Anthony T. Castor, III   46      Director

         The Company's directors are elected at each Annual Meeting of Stockholders of the Company to serve for a term of one year or until their successors are duly elected and qualified. Officers serve at the discretion of the Board of Directors. The terms of office of all officers and directors expire at the time of the Annual Meeting each year.

         BRETT KINGSTONE (38) has been Chairman of the Board, Chief Executive Officer and President of the Company since he founded the Company in January 1991. From October 1985 until January 1991, Mr. Kingstone acted as an independent consultant in the area of fiber optic technology. From December 1988 until October 1989, he served as President of Fibermedia Corporation in Boulder, Colorado. From January 1984 to August 1985, he was a partner in Kingstone Prato, Inc., a venture capital partnership in Boulder, Colorado. From August 1981 through December 1983, he served as Vice President of Sales of Gekee Fiber Optics, Inc. in Palo Alto, California. Mr. Kingstone is a graduate of Stanford University and the author of two books - The Student Entrepreneur's Guide (McGraw-Hill) and The Dynamos (John Wiley & Sons; Koksaido Press).

         JOHN P. STANNEY (34) has been President of the Company since December 1997 and continues as Chief Financial Officer and Secretary of the Company since being appointed to such positions in May 1994. He has been the Chief Operating Officer of the Company from May 1994 until December 1997. From August 1992 until joining the Company, Mr. Stanney, a certified public accountant, served as Controller of Graseby Electro Optics, Inc. From July 1989 until July 1992, Mr. Stanney was a certified public accountant with Greenwalt Sponsel & Company in

Indianapolis, Indiana. From July 1986 to July 1989, he served as an auditor for Ernst & Young in San Jose, California.

         FREDRICK MEYNE JR. (50) became Vice President of Sales of the Company effective March 10, 1997. Prior to that, Mr. Meyne held the position of Corporate Sales Director since he was hired by the Company in December 1994. From August 1992 until 1994, Mr. Meyne was a Manufacturers Representative for Fiberstars Inc.

         EDGAR PROTIVA (58) became a director of the Company in March 1994. For more than the past five years, Mr. Protiva has been engaged in merchant banking with K.C.L. Associates.

         ERIC V. PROTIVA (62) became a director of the Company in March 1994. For more than the past five years, Mr. Protiva has been the Chairman of AMS Electronic GmBh, an entity headquartered in Munich, Germany and which he founded in 1982, which together with its majority-owned subsidiaries, is engaged in the electronic and fiber optics components and systems business in Europe.

         BRIAN P. MCCANN (32) became a director of the Company in October 1995. From 1996 until the present, Mr. McCann has served as the Vice President of New Business Development for ADVA Optical Services. For more than the past five years, Mr. McCann has held successive positions as Director of Sales and Marketing and Product Manager for 3M Specialty Optical Fibers.

         ANTHONY T. CASTOR, III (46) became a director of the Company in September 1996. From January 1998 until the present, Mr. Castor has served as President and Chief Executive Officer of Precision Industrial Corporation, a worldwide supplier of capital equipment for processing sheetmetal. From 1994 until October 1997, Mr. Castor was the President and Chief Executive Officer of Hayward Industries, Inc., a supplier of pumps, filters, heaters and other accessories for the pool and spa industries and industrial equipment. From 1987 to 1993, Mr. Castor was Corporate Vice President of Crompton & Knowles Corporation, a supplier of specialty chemicals and process equipment and President of its wholly-owned subsidiary, Ingredient Technology Corporation.

         Edgar Protiva and Eric Protiva are brothers.

         Pursuant to the arrangements whereby Hayward Industries, Inc. acquired its equity position in the Company, Anthony Castor was appointed as a director of the Company on September 25, 1996. Hayward Industries, Inc. notified the Company on November 24, 1997, that Mr. Castor was no longer their Board designee and that, effective October 27, 1997, Mr. Castor had resigned from the Board as a representative of Hayward Industries, Inc. The Company is obligated to use its best efforts to effectuate the election to the Board of Hayward's new designee. As of the date of this Proxy Statement, Hayward Industries, Inc. has declined, however, to designate a new representative director to serve on the Company's Board. Effective with the notification from Hayward Industries, Inc., the Company's Board of Directors resolved to keep Mr. Castor as a Director of the Board of Directors of the Company, independent of Hayward Industries, Inc.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES


         The Board of Directors held four (4) meetings during the fiscal year ended December 31, 1997 ("fiscal 1997") and acted by unanimous consent on four
(4) occasions. Each director attended at least 75% of all of the meetings of the Board of Directors during fiscal 1997.


         The Company did not have a compensation committee, a nominating committee, or an audit committee during fiscal 1997. In January 1994, the Board of Directors established a Stock Option Committee, consisting of Edgar Protiva and Eric Protiva, to administer the Company's 1994 Stock Option Plan. The Stock Option Committee took action by consent eight (8) times during the 1997 fiscal year. On January 26, 1998, the Board of Directors established an Audit Committee consisting of Edgar Protiva and Anthony Castor. The function of the Audit Committee is to make recommendations to the Board of Directors concerning the selection each year of independent auditors of the Company, to review the effectiveness of the Company's internal accounting methods and procedures, and to review the results and scope of the audit and other services provided by the Company's independent auditors.

VOTE REQUIRED AND RECOMMENDATION

         The affirmative vote of a plurality of the votes cast by the holders of the Class A Common Stock and Class B Common Stock so represented will be required to elect the nominees as directors. The persons named in the enclosed proxy card intend to vote such proxy for the election of the listed nominees, or, in the event of death, disqualification, refusal or inability of any nominee to serve, for the election of such other person as management may recommend in the place of such nominee to fill such vacancy. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" ALL OF MANAGEMENT'S NOMINEES, AND THEREFORE, CAUSE SUCH NOMINEES TO BE ELECTED TO THE COMPANY'S BOARD OF DIRECTORS.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.

         Section 16(a) of the Exchange Act requires the Company's officers and directors and greater than ten percent shareholders (collectively, "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and NASDAQ. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received or written representations from Reporting Persons, the Company believes that with respect to the fiscal year ended December 31, 1997, all the Reporting Persons complied with all applicable filing requirements.

EXECUTIVE COMPENSATION

         The following table sets forth information concerning the annual and long term compensation during the Company's last three fiscal years of the Company's Chief Executive Officer and other most highly compensated executive officers of the Company, whose salary and bonus for the 1997 fiscal year exceeds $100,000 for services rendered in all capacities to the Company and its subsidiaries:

                           SUMMARY COMPENSATION TABLE

                                    ANNUAL COMPENSATION                    LONG TERM COMPENSATION
                           ---------------------------------    -------------------------------------------
                           FISCAL                                 SECURITIES
                            YEAR                                  UNDERLYING        LTIP        ALL OTHER
NAME AND POSITION           ENDED       SALARY        BONUS     OPTIONS/SARS(#)    PAYOUTS     COMPENSATION
-----------------          ------      -------       -------    ---------------    -------     ------------
Brett M. Kingstone(1)       1997       $97,504       $25,137         64,000        $ 3,679       $13,340(2)
                            1996       $85,961       $35,663            -0-            -0-       $15,084
                            1995       $75,000           -0-            -0-            -0-       $12,482

-------------------

(1) Mr. Kingstone is the Chief Executive Officer of Super Vision International, Inc., and the Chairman of its Board of Directors.

(2) Represents $9,811 paid by the Company for Mr. Kingstone's automobile and other related expenses.


OPTION GRANTS TO EXECUTIVE OFFICERS DURING THE FISCAL YEAR

         The following table sets forth information concerning options granted during the fiscal year ended December 31, 1997 to those persons named in the preceding Summary Compensation Table:


                       OPTION GRANTS IN LAST FISCAL YEAR

                                        % OF
                                        TOTAL
                                       OPTIONS
                        NUMBERS OF     GRANTED
                        SECURITIES       TO         EXERCISE
                        UNDERLYING    EMPLOYEES      PRICE
                         OPTIONS      IN FISCAL     ($ PER      EXPIRATION
NAME                     GRANTED        YEAR        SHARE)         DATE
----                    ----------    ---------     --------   ------------
Brett M. Kingstone        1,500          .89%        $9.25     January 2002
                          2,500         1.49%        $7.08     January 2002
                         10,000         5.95%        $6.69     January 2007
                         50,000        29.74%        $8.56     January 2007

AGGREGATED OPTION EXERCISES AND FISCAL YEAR END OPTION VALUES

         None of the options held by the individual(s) listed in the Summary Compensation Table were exercised in fiscal 1997. The following table sets forth information concerning the value of unexercised stock options at December 31, 1997 for the individual(s) named in the Summary Compensation Table:


                   AGGREGATED OPTIONS IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES


                                    NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                  UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                                OPTIONS AT FISCAL YEAR END         AT FISCAL YEAR END
           NAME                  EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
           ----                 --------------------------      -------------------------
Brett M. Kingstone                    19,000/45,000(1)               -- 0 - (2)

-------------------------

(1) Exercisable securities includes 10,000 shares of common stock issued subject to the approval by the stockholders of an amendment to the Plan to increase the number of shares of Common Stock available to grant to employees.

(2) The dollar values were calculated by determining the difference between the fair market value at fiscal year-end of the Common Stock underlying the options and the exercise price of the options. The last sale price of a share of the Company's Common Stock on December 31, 1997 as reported by Nasdaq was $5.938. The value of such shares is less than zero.

EMPLOYMENT AGREEMENTS

         In January 1994, the Company entered into a three-year employment agreement with Brett Kingstone, the Chairman of the Board and Chief Executive Officer of the Company. The agreement with Mr. Kingstone is renewable automatically for successive one year terms and provides for base annual salary of $75,000 (subject to annual increases and bonuses at the discretion of the Board commencing April 22, 1995), and a monthly automobile allowance of $1,000. Mr. Kingstone's employment agreement contains confidentiality provisions and a covenant not to compete with the Company for a period of 24 months following termination of employment. The agreement was renewed for a one-year term in October 1997.

         In the event of termination of Mr. Kingstone's agreement by the Company other than for cause (as defined therein), the Company has agreed to pay him severance in an amount equal to his then base annual salary for the balance of the initial term of the agreement (if applicable) plus six months. The agreement contains confidentiality and non-competition provisions.

         In addition, subject to approval of, and ratification by, the Company's stockholders of the amendment to the Plan to increase the number of reserved shares of Common Stock, as further described in Proposal 2 of this Proxy Statement, the Company granted to each of Mr. Kingstone and John Stanney, the President and CFO of the Company, options to purchase an aggregate of 50,000 shares of Class A Common Stock each at an exercise price equal to $8.56 per share. The options are exercisable in whole or in part in five equal annual installments, provided that Mr. Kingstone or Mr. Stanney, as the case may be, is employed by the Company on such annual vesting dates. The first 10,000 options of the 50,000 options grants described herein vested on the date of the grants, December 1, 1997 (subject to approval of Proposal 2 as described above).

         In December of 1997, the Company entered into a one year employment agreement with Mr. Stanney as President and CFO of the Company. The agreement is subject to annual review and approval by the Board and provides for base annual salary of $100,000 and a monthly automobile allowance of $1,000.

         In the event of termination of Mr. Stanney's agreement by the Company other than for cause (as defined therein), the Company has agreed to pay him severance in an amount equal to his then base annual salary for the balance of the initial term of the agreement (if applicable) plus six months not to exceed one year's compensation.

         The Company has no other employment agreements (other than arrangements terminable "at will") with any other officers or employees.

DIRECTOR COMPENSATION

         Directors who are not employees of the Company receive a fee of approximately $500 for each meeting attended. All directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors and for other expenses incurred in their capacity as directors of the Company. During the fiscal year ended December 31, 1997, the Company granted options to purchase 1,000 shares of Class A Common Stock to each of Edgar Protiva, Eric Protiva, Brian McCann and Anthony Castor, directors of the Company, under the Company's 1994 Stock Option Plan.

         The Company has entered into indemnification agreements with each of its directors and executive officers. Each such agreement provides that the Company will indemnify the indemnitee against expenses, including reasonable attorney's fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any civil or criminal action or administrative proceeding arising out of the performance of his duties as an officer, director, employee or agent of the Company. Such indemnification is available if the acts of the indemnitee were in good faith, if the indemnitee acted in a manner he reasonably believes to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, if the indemnitee had no reasonable cause to believe his conduct was unlawful.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company's executive offices and production facilities were located in Orlando, Florida, in approximately 17,000 square feet of leased space which was occupied pursuant to a lease which would have expired on March 1999. The base monthly rental for this facility was approximately $9,000. An entity ("Max King Realty") controlled by Brett Kingstone, the Chairman and Chief Executive Officer of the Company, owned the building which housed the Company's executive offices.

         On September 27, 1996, the Company entered into a lease agreement with Max King Realty for warehouse space and the relocation of the Company's principal executive office and production facility. The new space consists of approximately 70,000 square feet that the Company began occupying in August 15, 1997. The Company relocated its principal executive office and production facility and began lease payments on May 1, 1997. This lease's term expires in May 2012, and has an average monthly lease payment of approximately $64,500.

         On September 25, 1996, the Company entered into a Stock Purchase Agreement and a Distributorship Agreement with Hayward Industries, Inc. ("Hayward"). Under the terms of the Distributorship Agreement, Hayward acts as exclusive, worldwide distributor for the Company in the pool, spa and hot tub market. Under the terms of the Stock Purchase Agreement, Hayward purchased 249,480 shares of the Company's Class A Common Stock from the Company, at a price of $8.02 per share. In addition, the Company granted warrants for the purchase of up to 249,480 additional shares, at an exercise price of $8.02 per share. Vesting of the warrants is tied to achievement of annual minimum purchase commitments contained in the Distributorship Agreement. The warrants have a 10-year life and expire September 25, 2006. As of December 31, 1997, total vested warrants in relation to Hayward's achievement of annual minimum purchase commitments was 49,896. Additionally, the Company issued 522,000 warrants to purchase up to 522,000 shares of Class A Common Stock to Hayward, as well as certain other pre-emptive rights which arise in the event of a transaction that would otherwise result in Hayward's ownership of the Company falling below 10% of the Company's Class A Common Stock. The 522,000 warrants are exercisable subject to exercise of the Company's other outstanding warrants at a price equal to the then current market price, as defined therein. These warrants expire in May 1999. As of December 31, 1997, 3,600 warrants were exercisable as defined in the Stock Purchase Agreement. The Company has granted Hayward rights of first refusal to acquire any securities proposed to be sold by the Company to competitors of Hayward. The Company has granted Hayward certain registration rights with respect to the shares of Common Stock acquired under the Stock Purchase Agreement and shares issuable upon exercise of the warrants described above under the Securities Act of 1933, as amended.

     PROPOSAL TO APPROVE AMENDMENTS OF THE COMPANY'S 1994 STOCK OPTION PLAN
                                (PROPOSAL NO. 2)

GENERAL

     At the Annual Meeting, the stockholders are being asked to approve amendments to the Company's 1994 Stock Option Plan, as amended (the "Plan"), (i) to increase the number of shares of the Company's Class A Common Stock reserved for issuance thereunder by 200,000 shares for an aggregate of 450,000 shares, and (ii) to specify the maximum number of shares with respect to which stock options may be awarded to a Plan participant so as to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"). Presently, the Plan authorizes 250,000 shares of Class A Common Stock for issuance upon exercise of stock options. The Plan was adopted by the Board of Directors in January 1994 and approved by the stockholders.

     On October 24, 1997, the Board of Directors resolved to increase the number of reserved shares of the Class A Common Stock by 100,000 shares. On March 24, 1998, the Board of Directors resolved (i) to increase the number of reserved shares by an additional 100,000 shares, bringing the proposed aggregate increase in the number of reserved shares under the Plan to 200,000 and also (ii) to specify the maximum number of shares to comply with Section 162(m). The Board's resolution of the adoption of such amendments to the Plan is subject, in each instance, to the approval of the stockholders, which it hereby recommends to the stockholders to approve. A blacklined copy of the proposed amendments to the Plan is attached hereto as EXHIBIT A. The material features of the Plan are discussed below, but the description is subject to, and is qualified in its entirety by, the full text of the Plan, as amended.


     Approval by the Company's Stockholders of the increase in the number of shares reserved for issuance under the Plan is required under (i) the corporate governance rules of NASDAQ and (ii) the provisions of the Internal Revenue Code of 1986, as amended (the "Code") applicable to plans that permit the granting of incentive options under Section 422 of the Code (discussed below).


     Section 162(m), generally disallows a public company's tax deduction for compensation to covered employees in excess of $1 million in any tax year beginning on or after January 1, 1994. For purposes of Section 162(m), the term "covered employee" means the Company's Chief Executive Officer and each other person whose compensation is required to be disclosed in the Company's filings with the SEC by reason of that person being among the four most highly compensated officers of the Company as of the end of a taxable year. Compensation that qualifies as "performance-based compensation" is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. In order for options granted by the Company under the Plan to be treated as "performance-based compensation" for this purpose, the Plan as approved by stockholders must state the maximum number of options that may be awarded under the Plan to any covered employee, the option must be awarded by a compensation committee comprised solely of outside directors, as that term is defined under Section 162(m), and the option price must be not less than the fair market value of a share on the date of grant.
One of the two proposed amendments to the Plan described herein is to specify the maximum number of shares with respect to which options may be awarded to any Plan participant, so as to enable options granted under the Plan to be exempt from the Section 162(m) limitations.

     Options are intended to be granted primarily to those persons who possess a capacity to contribute significantly to the successful performance of the Company. Because persons to whom grants of options are to be made are to be determined from time-to-time by the Board of Directors or a committee thereof, in its discretion, it is impossible at this time to indicate the precise number, name or positions of persons who will receive options or the number of shares for which options will be granted to any such employee, except to the extent already granted or conditionally granted.

     Assuming approval of the proposed amendment to the Plan to increase the reserved shares at this Annual Meeting of the Stockholders, an aggregate of 450,000 shares of Class A Common Stock will be reserved for sale upon exercise of options granted under the Plan, of which only the additional 200,000 shares to be approved at this Annual Meeting of Stockholders are available for issuance. As of March 20, 1998, options to purchase an aggregate of 330,198 shares of Class A Common Stock were issued and outstanding under the Plan (some of which options are subject to approval of the stockholders at this Annual Meeting as described herein) at exercise prices ranging from $5.00 to $9.25 per share. The shares acquired upon exercise of options granted under the Plan will be authorized and unissued shares of Common Stock.

SUMMARY OF THE PLAN


     Employees, officers and directors of, and consultants or advisers to, the Company and any subsidiary corporations are eligible to receive incentive stock options ("incentive options") within the meaning of Section 422 of the Code and/or options that do not qualify as incentive options ("non-qualified options"). The Plan, which expires in January 2004, is administered by the Board of Directors or a committee of the Board of Directors. The purposes of the Plan are to ensure the retention of existing executive personnel, key employees, directors, consultants and advisors who are expected to contribute to the Company's future growth and success and to provide additional incentive by permitting such individuals to participate in the ownership of the Company, and the criteria utilized by the Board of Directors or the committee in granting options pursuant to the Plan is consistent with these purposes.


     Options granted under the Plan may be either incentive options or non-qualified options. Incentive options granted under the Plan are exercisable for a period of up to 10 years from the date of grant at an exercise price which is not less than the fair market value of the Class

A Common Stock on the date of the grant, except that the term of an incentive option granted under the Plan to a stockholder owning more than 10% of the outstanding voting power may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Common Stock on the date of the grant. To the extent that the aggregate fair market value, as of the date of grant, of the shares for which incentive options became exercisable for the first time by an optionee during the calendar year exceeds $100,000, the portion of such option which is in excess of the $100,000 limitation will be treated as a nonqualified option. Options granted under the Plan to officers, directors or employees of the Company may be exercised only while the optionee is employed or retained by the Company or within 90 days of the date of termination of the employment relationship or directorship. However, options which are exercisable at the time of termination by reason of death or permanent disability of the optionee may be exercised within 12 months of the date of termination of the employment relationship or directorship. Upon the exercise of an option, payment may be made by cash or by any other means that the Board of Directors or the committee determines. No options may be granted under the Plan after January 2004.

         Options may be granted only to such employees, officers and directors of, and consultants and advisors to, the Company or any subsidiary of the Company as the Board of Directors or the committee shall select from time to time in its sole discretion, provided that only employees of the Company or a subsidiary of the Company shall be eligible to receive incentive options. An optionee may be granted more than one option under the Plan. The Board of Directors or the committee will, in its discretion, determine (subject to the terms of the Plan) who will be granted options, the time or times at which options shall be granted, and the number of shares subject to each option, whether the options are incentive options or nonqualified options, and the manner in which options may be exercised. In making such determination, consideration may be given to the value of the services rendered by the respective individuals, their present and potential contribution to the success of the Company and its subsidiaries and such other factors deemed relevant in accomplishing the purpose of the Plan.

         The Plan may be amended or terminated by the Board at any time. Any amendment which would increase the aggregate number of shares of Class A Common Stock as to which options may be granted under the Plan, materially increase the benefits under the Plan, or modify the class of persons eligible to receive options under the Plan shall be subject to the approval of the Company's stockholders. No amendment or termination may adversely affect any outstanding option without the written consent of the optionee.

         The following table sets forth, as of March 20, 1998, certain information with respect to options granted under the Plan since its effective date (excluding any options granted subject to approval of the foregoing amendment to the Plan) and options granted subject to approval of the foregoing amendment to the Plan (the "Contingent Options").

                                    Number of Shares
                                       Covered by
                                    Options Granted       Number of                          Value of
                                      (Excluding       Shares Covered         Average       Options at
                                       Contingent       by Contingent     Exercise Price     March 20,
Name and Position                       Options)           Options           Per Share        1998(1)
-----------------                   ---------------    --------------     --------------    ----------
Brett Kingstone, Chairman and            14,000             50,000           $8.23(2)         $ -0-
Chief Executive Officer

All current directors who are            33,000                 --           $6.76(3)         $ -0-
not executive officers as a
group (4 persons)

All current executive officers           53,000            100,000           $7.88(4)         $ -0-
as a group (3 persons)

All employees as a group,               141,298                 --           $6.46(5)         $ -0-
other than executive officers
(63 persons)

----------------------

(1) The closing sale price of the Common Stock on March 20, 1998 was $6.125 per share. Value is calculated by multiplying (a) the difference between $6.125 and the option exercise price by (b) the number of shares of Common Stock underlying the option. The value of such shares is less than zero.

(2) Figure shown represents an average exercise price of options ranging from $6.69 - $9.25.

(3) Figure shown represents an average exercise price of options ranging from $5.00 - $8.69.

(4) Figure shown represents an average exercise price of options ranging from $5.00 - $9.25.

(5) Figure shown represents an average exercise price of options ranging from $5.00 - $9.19.

FEDERAL INCOME TAX CONSEQUENCES

         The Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), nor is it subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

         Nonqualified Stock Options. An optionee granted a nonqualified stock option under the Plan will generally recognize, at the date of exercise of such option, ordinary income equal to the difference between the exercise price and the fair market value on the exercise date of the shares purchased pursuant to the exercise of the option. This taxable ordinary income will be subject to Federal income tax withholding, and the Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income recognized by the optionee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable, and either the employee includes that amount in his income or the Company timely satisfies its reporting requirements with respect to that amount.

    If an optionee exercises a nonqualified stock option by delivering shares of the Company's Common Stock, the optionee will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the optionee's tax basis. The optionee, however, will be taxed as described above with respect to the exercise of the nonqualified stock option as if he had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction. Provided a separate identifiable stock certificate is issued therefor, the optionee's tax basis in that number of shares surrendered on such exercise will be equal to his tax basis in the shares surrendered, and his holding period for such number of shares received will include his holding period for the shares surrendered. The optionee's tax basis and holding period for the additional shares received on exercise of a nonqualified stock option paid for, in whole or in part, with shares will be the same as if the optionee had exercised the nonqualified stock option solely for cash.

    Incentive Stock Options. The Plan provides for the grant of stock options that qualify as "incentive stock options" as defined in Section 422 of the Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option. However, an employee who exercises an incentive stock option by delivering shares of common stock previously acquired pursuant to the exercise of an incentive stock option is treated as making a "Disqualifying Disposition" (as defined below) of such shares if the employee delivers such shares before the expiration of the holding period applicable to such shares. the applicable holding period is the longer of two years from the date of grant or one year from the date of exercise. The effect of this provision is to prevent "pyramiding" the exercise of an incentive stock option (i.e., the exercise of the incentive stock option for one share and the use of that share to make successive exercises of the incentive stock option until it is completely exercised) without the imposition of current income tax.

    If, subsequent to the exercise of an incentive stock option (whether paid for in cash or in shares), the optionee holds the shares received upon exercise for a period that exceeds (a) two years from the date such incentive stock option was granted or, if later, (b) one year from the date of exercise (the "Required Holding Period"), the difference (if any) between the amount realized from the sale of such shares and their tax basis to the holder will be taxed as long-term capital gain or loss.

    In general, if, after exercising an incentive stock option, an employee disposes of the shares so acquired before the end of the Required Holding
Period (a "Disqualifying Disposition"), such optionee would be deemed in receipt of ordinary income in the year of the Disqualifying Disposition in an amount equal to the excess of the fair market value of the shares at the date the incentive stock option was exercised over the exercise price. If the Disqualifying Disposition is a sale or exchange that would permit a loss to be recognized under the Code (were a loss in fact to be sustained), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the optionee's ordinary income would be limited to the gain (if any) from the sale. If the amount realized upon disposition exceeds the fair market value of the share on the date of exercise, the excess would be treated as short-term or long-term capital gain, depending on whether the holding period for such shares exceeded one year.

    The amount by which the fair market value of the shares of Common Stock acquired pursuant to the exercise of an incentive stock option exceeds the exercise price of such shares under such option generally will be treated as an item of adjustment included in the optionee's alternative minimum taxable income for purposes of the alternative minimum tax for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the shares in the year in which the option is exercised, there will be no item of adjustment for purposes of the alternative minimum tax as a result of the exercise of the option with respect to those shares. If there is a Disqualifying Disposition in a year after the year of exercise, the income on the Disqualifying Disposition will not be considered income for purposes of the alternative minimum tax in that subsequent year. The optionee's tax basis for shares acquired pursuant to the exercise of an incentive stock option will be increased for purposes of determining his alternative minimum tax by the amount of the item of adjustment recognized with respect to such shares in the year the option was exercised.

    Only employees of the Company or its subsidiaries qualify for the tax treatment applicable to incentive stock options. Thus, optionees who are non-employee advisors or consultants to the Company will be taxed solely under the rules applicable to nonqualified stock options.

    An income tax deduction is not allowed to the Company with respect to the grant or exercise of an incentive stock option or the disposition, after the Required Holding period, of shares acquired upon exercise. In the event of a Disqualifying Disposition, a Federal income tax deduction will be allowed to the Company in an amount equal to the ordinary income to be recognized by the optionee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable, and either the employee includes that amount in his income or the Company timely satisfies its reporting requirements with respect to that amount.

    Importance of Consulting Tax Adviser. The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any optionee may depend on his or her particular situation, each optionee should consult his or her tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an option or the disposition of Common Stock acquired on exercise of an option.

SECURITIES ACT REGISTRATION

     The Company intends to register the shares of Common Stock available for issuance under the Plan pursuant to a Registration Statement on Form S-8 filed with the SEC.

VOTE REQUIRED AND RECOMMENDATION

     The affirmative vote of a majority of the votes cast by the holders of the Class A Common Stock and Class B Common Stock, voting together as a single class, will be required for approval of the Plan at the Annual Meeting.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL TO INCREASE THE NUMBER OF SHARES OF CLASS A COMMON STOCK RESERVED FOR ISSUANCE UNDER THE PLAN FROM 250,000 SHARES TO AN AGGREGATE OF 450,000 SHARES AND TO SPECIFY THE MAXIMUM NUMBER OF SHARES WITH RESPECT TO WHICH OPTIONS MAY BE AWARDED TO ANY PLAN PARTICIPANT, SO AS TO ENABLE OPTIONS GRANTED UNDER THE PLAN TO BE EXEMPT FROM SECTION 162(M) LIMITATIONS.

       PROPOSAL TO APPROVE AN AMENDMENT TO ARTICLE FOUR OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO ALLOW FOR CERTAIN LIMITED TRANSFERS OF
      THE CLASS B COMMON STOCK WITHOUT CAUSING AN AUTOMATIC CONVERSION TO
                              CLASS A COMMON STOCK
                                (PROPOSAL NO. 3)


     At the 1997 Annual Meeting, the stockholders were asked to approve an amendment (the "1997 Amendment") to the Company's Certificate of Incorporation to amend Article Four thereof to allow for certain limited transfers of the Class B Common Stock, without such shares of Class B Common Stock automatically converting into Class A Common Stock. The 1997 Amendment to the Certificate of Incorporation was approved by the stockholders at the 1997 Annual Meeting.


     Pursuant to the Company's original Certificate of Incorporation, each share of Class B Common Stock automatically converted into one share of Class A Common Stock upon the sale, pledge, hypothecation or any other transfer of any interest in the Class B Common Stock. The Class A Common Stock and Class B Common Stock are substantially identical in all respects except that the Class B Common Stock has five votes per share while the Class A Common Stock has one vote per share. The 1997 Amendment allowed the holders of the Class B Common Stock to transfer such shares to any trust for the benefit of such holder thereof or members of his family without such shares of Class B Common Stock automatically converting into Class A Common Stock. The Board of Directors, believing that forcing the conversion of the Class B Common Stock (thereby eliminating the super voting rights of the shares) upon such limited transfers served no benefit to the Company and hindered the ability of the holders of Class B Common Stock to provide for estate planning, recommended approval of this proposal to the stockholders at last year's Annual Meeting.


     However, due to an error, the 1997 Amendment permitted a transfer to a trust, instead of a family limited partnership. The amendment proposed hereby for approval at the Annual Meeting would allow a holder of the Class B Common Stock to transfer such shares to a family limited partnership, instead of a trust, for the benefit of such holder thereof or the members of his family without such shares of Class B Common Stock automatically converting into Class A Common Stock. A blacklined copy of the proposed amendment to the Certificate of Incorporation is attached as EXHIBIT B hereto.


     Brett Kingstone, the Chairman of the Board and Chief Executive Officer of the Company, who currently owns 483,264 shares of Class B Common Stock (100% of the outstanding Class B Common Stock), intended to transfer substantially all of his shares of Class B Common Stock to a family limited partnership for the benefit of his family following the 1997 Annual Meeting. Mr. Kingstone has delayed this transfer pending the approval by the stockholders of this Proposal No. 3.


     The Class B Common Stock is not registered with the SEC nor listed on any national securities exchange.

VOTE REQUIRED AND RECOMMENDATION


     The affirmative vote of a majority of the Class A Common Stock and a majority of the Class B Common Stock so represented, excluding broker non-votes, each voting as a separate class, will be required for approval of the amendment to the Company's Certificate of Incorporation at the Annual Meeting.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL TO AMEND ARTICLE FOUR OF THE COMPANY'S CERTIFICATE OF INCORPORATION.

      PROPOSAL TO APPROVE AND RATIFY THE APPOINTMENT OF ERNST & YOUNG, LLP
                   AS THE INDEPENDENT AUDITORS OF THE COMPANY
                                (PROPOSAL NO. 4)


     The management of the Company recommends a vote for the ratification of the appointment of Ernst & Young, L.L.P. Certified Public Accountants, as the Company's independent auditors for the fiscal year ended December 31, 1998. Ernst & Young, L.L.P. has been the Company's auditors since September 30, 1997, including the last three (3) months of the 1997 fiscal year, and has no direct or indirect financial interest in the Company. A representative of Ernst & Young, L.L.P. is expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement if he or she desires to do so, and shall be available to respond to appropriate questions.


     The Company's independent auditors from January 1, 1997 through September 30, 1997 was Coopers & Lybrand, L.L.P. ("C&L"). The Company terminated C&L on September 30, 1997. The Company's decision to terminate C&L was based on performance issues and was not the result of any dispute with C&L concerning accounting issues. The Company's decision was subsequently ratified by its Board of Directors; at the time of termination, the Company did not have an audit or similar committee charged with recommending or otherwise approving the decision to terminate C&L.


     The reports of C&L on the Company's financial statements as of and for the two years ended December 31, 1996 and December 31, 1995 did not contain an adverse opinion or a disclaimer or opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles.


     During the Company's two most recent fiscal years ended December 31, 1996 and December 31, 1995, and during the interim periods up to the date of its termination, C&L claims there was a disagreement with the Company as to the proposed accounting treatment for a lease (the "Lease") with an entity owned by the Company's CEO for the Company's new principal executive offices located in Orlando, Florida. The issue identified by C&L was whether the Lease should be accounted for as a capital lease or an operating lease. C&L took the position that the Lease should be accounted for as a capital Lease. The Company, believing it had bona fide arguments that the Lease should be accounted for as an operating lease, asked C&L's local office to appeal their determination first to a regional, and later based on new information, to a national level. The question during both of these appeals was the appropriate interpretation of "fair market value" with respect to the Lease. C&L ultimately determined that the Lease should be accounted for as a capital lease. The Company accepted this final determination and informed C&L, through the Company's Chief Financial Officer, that the Lease would be accounted for in accordance with C&L's finding. The Company believes that the accounting for the Lease has been finalized by communicating its acceptance of C&L's finding and the Company's agreement to account for the Lease as recommended by C&L.

     The Company's Board of Directors did not discuss the disagreement with C&L.


     The Company has authorized C&L to respond fully to inquiries of the successor accountant concerning the subject matter of the aforementioned dispute.


VOTE REQUIRED AND RECOMMENDATION


     The affirmative vote of a majority of the Class A Common Stock and Class B Common Stock so represented at the Annual Meeting, excluding broker non-votes, is necessary to approve and ratify the appointment of Ernst & Young, L.L.P. as the independent auditors of the Company.



THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL TO APPROVE AND RATIFY THE APPOINTMENT OF ERNST & YOUNG, L.L.P. AS THE INDEPENDENT AUDITORS OF THE COMPANY.



         STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING OF STOCKHOLDERS



     Stockholders wishing to present proposals at the 1999 Annual Meeting of Stockholders and wishing to have their proposals presented in the proxy statement distributed by the Board of Directors in connection with the 1999 Annual Meeting of Stockholders must submit their proposals to the Company in writing not later than November 30, 1998, at the Company's principal executive offices, located at 8210 Presidents Drive, Orlando, Florida 32809, Attention:
Mr. John Stanney, President.



                          ANNUAL REPORT ON FORM 10-KSB



     The Company will provide, without charge to each person solicited by the Proxy Statement, on the written request of such person, a copy of the Company's Annual Report on Form 10-KSB for its fiscal year ended December 31, 1997, as filed with the SEC ("Form 10-KSB") (including the financial statements, but excluding exhibits). Such written request should be directed to the Corporate Secretary at the address of the Company appearing on the first page to this Proxy Statement. This Proxy Statement is incorporating by reference from the 1997 Annual Report the following: audited financial statements for the year ended December 31, 1997 and the year ended December 31, 1996 and management's discussion and analysis of financial condition and results of operations for the year ended December 31, 1997 and the year ended December 31, 1996.




                                        BY ORDER OF THE BOARD OF DIRECTORS



                                        Brett M. Kingstone, Chairman of the
                                          Board of Directors and Chief
                                          Executive Officer

Orlando, Florida
April 3, 1998

                                   EXHIBIT "A"


               1994 STOCK OPTION PLAN, AS AMENDED AND RESTATED



1.       Purpose.

         The purpose of this plan (the "Plan") is to secure for SUPER VISION INTERNATIONAL, INC. (the "Company") and its shareholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Company and its subsidiary corporations who are expected to contribute to the Company's future growth and success. Except where the context otherwise requires, the term "Company" shall include all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"). Those provisions of the Plan which make express reference to
Section 422 shall apply only to Incentive Stock Options (as that term is defined in the Plan).

2.       Type of Options and Administration.

         (a) Types of Options. Options granted pursuant to the Plan shall be authorized by action of the Board of Directors of the Company (or a Committee designated by the Board of Directors) and may be either incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Code or non-statutory options which are not intended to meet the requirements of Section 422 of the Code.

         (b) Administration. The Plan will be administered by a committee (the "Committee") appointed by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The delegation of powers to the Committee shall be consistent with applicable laws or regulations (including, without limitation, applicable state law and Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor rule ("Rule 16b-3")). The Committee may in its sole discretion grant options to purchase shares of the Company's Class A Common Stock, $.001 par value per share ("Common Stock") and issue shares upon exercise of such options as provided in the Plan. The Committee shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements, which need not be identical, and to make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination under the Plan made in good faith.

         (c) Applicability of Rule 16b-3. Those provisions of the Plan which make express reference to Rule 16b-3 shall apply to the Company only at such time as the Company's Common Stock is registered under the Exchange Act, subject to the last sentence of Section 3(b), and then only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a "Reporting Person").

3.       Eligibility.

         (a) General. Options may be granted to persons who are, at the time of grant, employees, officers or directors of, or consultants or advisors to, the Company or a medical professional corporation under contract to the Company; provided, that Incentive Stock Options may only be granted to individuals who are employees of the Company (within the meaning of Section 3401(c) of the Code). A person who has been granted an option may, if he or she is otherwise eligible, be granted additional options if the Board of Directors shall so determine.

         (b) Grant of Options to Reporting Persons. From and after the registration of the Common Stock of the Company under the Exchange Act, the selection of a director or an officer who is a Reporting Person (as the terms "director" and "officer" are defined for purposes of Rule 16b-3) as a recipient of an option, the timing of the option grant, the exercise price of the option and the number of shares subject to the option shall be determined either (i) by the Board of Directors, of which all members shall be "disinterested persons" (as hereinafter defined), or (ii) by a committee consisting of two or more directors having full authority to act in the matter, each of whom shall be a "disinterested person." For the purposes of the Plan, a director shall be deemed to be a "disinterested person" only if such person qualifies as a "disinterested person" within the meaning of Rule 16b-3, as such term is interpreted from time to time. If at least two of the members of the Board of Directors do not qualify as a "disinterested person" within the meaning of Rule 16b-3, as such term is interpreted from time to time, then the granting of options to officers and directors who are Reporting Persons under the Plan shall not be determined in accordance with this Section 3(b) but shall be determined in accordance with the other provisions of the Plan.

         (c) NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS PLAN, AND IN ADDITION TO ANY OTHER REQUIREMENTS OF THIS PLAN, THE AGGREGATE NUMBER OF OPTIONS GRANTED TO ANY ONE OPTIONEE CANNOT EXCEED 180,000, SUBJECT TO ADJUSTMENTS AS PROVIDED IN SECTION 15 HEREOF.

4.       Stock Subject to Plan.

         The stock subject to options granted under the Plan shall be shares of authorized but unissued or reacquired Common Stock. Subject to adjustment as provided in Section 15 below, the maximum number of shares of Common Stock of the Company which may be issued and sold under the Plan is 450,000 shares. If an option granted under the Plan shall expire, terminate or is cancelled for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Plan.

5.       Forms of Option Agreements.

         As a condition to the grant of an option under the Plan, each recipient of an option shall execute an option agreement in such form not inconsistent with the Plan as may be approved by the Board of Directors. Such option agreements may differ among recipients.

6.       Purchase Price.

         (a) General. The purchase price per share of stock deliverable upon the exercise of an option shall be determined by the Board of Directors at the time of grant of such option; provided, however, that in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the Fair Market Value (as hereinafter defined) of such stock, at the time of grant of such option, or less than 110% of such Fair Market Value in the case of options described in Section 11(b). "Fair Market Value" of a share of Common Stock of the Company as of a specified date for the purposes of the Plan shall mean the closing price of a share of the Common Stock on the principal securities exchange on which such shares are traded on the day immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding date on which such shares are traded if no shares were traded on such immediately preceding day, or if the shares are not traded on a securities exchange, Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the shares in the over-the-counter market on the day immediately preceding the date as of which Fair Market Value is being determined or on the next preceding date on which such high bid and low asked prices were recorded. If the shares are not publicly traded, Fair Market Value of a share of Common Stock (including, in the case of any repurchase of shares, any distributions with respect thereto which would be repurchased with the shares) shall be determined in good faith by the Board of Directors. In no case shall Fair Market Value be determined with regard to restrictions other than restrictions which, by their terms, will never lapse.

         (b) Payment of Purchase Price. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or, to the extent provided in the applicable option agreement, (i) by delivery to the Company of shares of Common Stock of the Company having a Fair Market Value on the date of exercise equal in amount to the exercise price of the options being exercised, (ii) by any other means which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 and Regulation T promulgated by the Federal Reserve Board) or
(iii) by any combination of such methods of payment.

7.       Option Period.

         Subject to earlier termination as provided in the Plan, each option and all rights thereunder shall expire on such date as determined by the Board of Directors and set forth in the applicable option agreement, provided, that such date shall not be later than (10) ten years after the date on which the option is granted.

8.       Exercise of Options.

         Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the option agreement evidencing such option, subject to the provisions of the Plan. No option granted to a Reporting Person for purposes of the Exchange Act, however, shall be exercisable during the first six months after the date of grant. Subject to the requirements in the immediately preceding sentence, if an option is not at the time of grant immediately exercisable, the Board of Directors may (i) in the agreement evidencing such option, provide for the acceleration of the exercise date or dates of the subject option upon the occurrence of specified events, and/or (ii) at any time prior to the complete termination of an option, accelerate the exercise date or dates of such option.

9.       Nontransferability of Options.

         No option granted under this Plan shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. An option may be exercised during the lifetime of the optionee only by the optionee. In the event an optionee dies during his employment by the Company or any of its subsidiaries, or during the three-month period following the date of termination of such employment, his option shall thereafter be exercisable, during the period specified in the option agreement, by his executors or administrators to the full extent to which such option was exercisable by the optionee at the time of his death during the periods set forth in Section 10 or 11(d).

10.      Effect of Termination of Employment or Other Relationship.

         Except as provided in Section 11(d) with respect to Incentive Stock Options, and subject to the provisions of the Plan, an optionee may exercise an option at any time within three (3) months following the termination of the optionee's employment or other relationship with the Company or within one (1) year if such termination was due to the death or disability of the optionee, but, except in the case of the optionee's death, in no event later than the expiration date of the Option. If the termination of the optionee's employment is for cause or is otherwise attributable to a breach by the optionee of an employment or confidentiality or non-disclosure agreement, the option shall expire immediately upon such termination. The Board of Directors shall have the power to determine what constitutes a termination for cause or a breach of an employment or confidentiality or non-disclosure agreement, whether an optionee has been terminated for cause or has breached such an agreement, and the date upon which such termination for cause or breach occurs. Any such determinations shall be final and conclusive and binding upon the optionee.

11.      Incentive Stock Options.

         Options granted under the Plan which are intended to be Incentive
Stock Options shall be subject to the following additional terms and conditions:

         (a) Express Designation. All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

         (b) 10% Shareholder. If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

                          (i) the purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one share of Common Stock at the time of grant; and

                          (ii) the option exercise period shall not exceed five years from the date of grant.

         (c) Dollar Limitation. For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value, as of the respective date or dates of grant, of more than $100,000.

         (d) Termination of Employment, Death or Disability. No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, employed by the Company, except that:

                          (i) an Incentive Stock Option may be exercised within
                 the period of three months after the date the optionee ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement), provided, that the agreement with respect to such option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a non-statutory option under the Plan;

                          (ii) if the optionee dies while in the employ of the
                 Company, or within three months after the optionee ceases to be such an employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable option agreement); and

                          (iii) if the optionee becomes disabled (within the
                 meaning of Section 22(e)(3) of the Code or any successor provisions thereto) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement).

For all purposes of the Plan and any option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

12.      Additional Provisions.

         (a) Additional Option Provisions. The Board of Directors may, in its sole discretion, include additional provisions in option agreements covering options granted under the Plan, including without limitation restrictions on transfer, repurchase rights, rights of first refusal, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board of Directors; provided, that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

         (b) Acceleration, Extension, Etc. The Board of Directors may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or (ii) extend the dates during which all, or any particular, option or options granted under the Plan may be exercised; provided, however, that no such extension shall be permitted if it would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3 (if applicable).

13.      General Restrictions.

         (a) Investment Representations. The Company may require any person to whom an option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock.

         (b) Compliance With Securities Law. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

14.      Rights as a Shareholder.

         The holder of an option shall have no rights as a shareholder with respect to any shares covered by the option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

15. Adjustment Provisions for Recapitalizations, Reorganizations and Related Transactions.

         (a) Recapitalizations and Related Transactions. If, through or as a result of any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to any then outstanding options under the Plan, and
(z) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 15 if such adjustment (i) would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3 or (ii) would be considered as the adoption of a new plan requiring stockholder approval.

         (b) Reorganization, Merger and Related Transactions. If the Company shall be the surviving corporation in any reorganization, merger or consolidation of the Company with one or more other corporations, any then outstanding option granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such options would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the purchase price as to which such options may be exercised so that the aggregate purchase price as to which such options may be exercised shall be the same as the aggregate purchase price as to which such options may be exercised for the shares remaining subject to the options immediately prior to such reorganization, merger, or consolidation.

         (c) Board Authority to Make Adjustments. Any adjustments under this Section 15 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

16.      Merger, Consolidation, Asset Sale, Liquidation, etc.

         (a) General. In the event of a consolidation or merger in which the Company is not the surviving corporation, or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company (collectively, a "Corporate Transaction"), the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding options: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such options substituted for Incentive Stock Options shall meet the requirements of
Section 424(a) of the Code, (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, (iii) in the event of a Corporate Transaction under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Corporate Transaction (the "Transaction Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Transaction Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Transaction Price) and
(B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options, and (iv) provide that all or any outstanding options shall become exercisable in full immediately prior to such event.

         (b) Substitute Options. The Company may grant options under the Plan in substitution for options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute options be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.

17.      No Special Employment Rights.

         Nothing contained in the Plan or in any option shall confer upon any optionee any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the optionee.

18.      Other Employee Benefits.

         Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an option or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

19.      Amendment of the Plan.

         (a) The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the shareholders of the Company is required under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, or under Rule 16b-3, the Board of Directors may not effect such modification or amendment without such approval.

         (b) The modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an option previously granted to him or her. With the consent of the optionee affected, the Board of Directors may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code and (ii) the terms and provisions of the Plan and of any outstanding option to the extent necessary to ensure the qualification of the Plan under Rule 16b-3.

20.      Withholding.

         (a) The Company shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option or (ii) by delivering to the Company shares of Common Stock already owned by the optionee. The shares so delivered or withheld shall have a Fair Market Value equal to such withholding obligation as of the date that the amount of tax to be withheld is to be determined. An optionee who has made an election pursuant to this Section 20(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

         (b) The acceptance of shares of Common Stock upon exercise of an Incentive Stock Option shall constitute an agreement by the optionee (i) to notify the Company if any or all of such shares are disposed of by the optionee within two years from the date the option was granted or within one year from the date the shares were issued to the optionee pursuant to the exercise of the option, and (ii) if required by law, to remit to the Company, at the time of and in the case of any such disposition, an amount sufficient to satisfy the Company's federal, state and local withholding tax obligations with respect to such disposition, whether or not, as to both (i) and (ii), the optionee is in the employ of the Company at the time of such disposition.

         (c) Notwithstanding the foregoing, in the case of a Reporting Person whose options have been granted in accordance with the provisions of
Section 3(b) herein, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3.

21.      Cancellation and New Grant of Options, Etc.

         The Board of Directors shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding options under the Plan and the grant in substitution therefor of new options under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the cancelled options or (ii) the amendment of the terms of any and all outstanding options under the Plan to provide an option exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options.

22.      Effective Date and Duration of the Plan.

         (a) Effective Date. The Plan shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, no options previously granted under the Plan shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be granted thereafter. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board of Directors; amendments requiring shareholder approval (as provided in Section 19) shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such Incentive Stock Option to a particular optionee) unless and until such amendment shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months of the Board's adoption of such amendment, any Incentive Stock Options granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular optionee. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

         (b)     Termination. Unless sooner terminated in accordance with
Section 16, the Plan shall terminate upon the earlier of (i) the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of options granted under the Plan. If the date of termination is determined under (i) above, then options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

23.      Provision for Foreign Participants.

         The Board of Directors may, without amending the Plan, modify awards or options granted to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

24.      Governing Law.

         The provisions of this Plan shall be governed and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws.

         Adopted by the Board of Directors on December 27, 1993; amended by the Board of Directors on May 19, 1997, October 27, 1997 and on March 24, 1998.

                                  EXHIBIT "B"

                        CERTIFICATE OF AMENDMENT TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                        SUPER VISION INTERNATIONAL, INC.

         Super Vision International, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "General Corporation Law"), hereby certifies as follows:

         A. The name of the Corporation is Super Vision International, Inc. A Certificate of Incorporation of the Corporation originally was filed by the Corporation with the Secretary of State of Delaware on December 16, 1993. An Amendment to the Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on March 3, 1994.

         B. This Amendment to the Certificate of Incorporation, as amended, was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law, and was approved by written consent of the stockholders of the Corporation in accordance with the provisions of Section 228 of the General Corporation Law (prompt notice of such action having been given to those stockholders who did not consent in writing).

         C. Article IV of the Certificate of Incorporation is hereby amended as follows:

                 Section (d) of Article IV is hereby deleted in its entirety and replaced with the following:

                 "(d) each share of Class B Common Stock shall convert automatically into one share of Class A Common Stock upon the sale, pledge, hypothecation or any other transfer of any interest therein including, without limitation, a transfer into a trust and by the operation of will or the laws of descent and distribution, except in the case of a transfer to a FAMILY LIMITED PARTNERSHIP for the benefit of the holder of the shares of Class B Common Stock or members of his or her family."

         IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Certificate of Incorporation, as amended, to be duly executed and attested by its duly authorized officers this ____ day of April, 1998.

                                        SUPER VISION INTERNATIONAL, INC.

                                        By: /s/ John Stanney
                                           -------------------------------
                                        President


[Corporate Seal]

ATTEST:

By: /s/ John Stanney
   --------------------------
      Secretary

                                                                        APPENDIX

                                                               STOCKHOLDER PROXY

                        SUPER VISION INTERNATIONAL, INC.

                      1998 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THE UNDERSIGNED HEREBY APPOINTS BRETT M. KINGSTONE AND JOHN STANNEY, OR EITHER OF THEM, AS PROXIES, EACH WITH THE POWER TO APPOINT HIS SUBSTITUTE, TO REPRESENT AND VOTE ALL SHARES OF CLASS A COMMON STOCK OF AND ON BEHALF OF THE UNDERSIGNED AS DESIGNATED ON THE REVERSE SIDE AT THE ANNUAL MEETING OF STOCKHOLDERS OF SUPER VISION INTERNATIONAL, INC. TO BE HELD ON MAY 8, 1998, 9:30 A.M., LOCAL TIME, AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES LOCATED AT 8210 PRESIDENTS DRIVE, ORLANDO, FLORIDA 32809, AND ANY ADJOURNMENTS THEREOF, WITH ALL POWERS THE UNDERSIGNED WOULD POSSESS IF PERSONALLY PRESENT AND VOTING AT SUCH MEETING. THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED IN THE FOLLOWING MANNER.

                                                      Please mark your
                                                      votes as indicated in
                                                      this example   [X]

1. ELECTION OF DIRECTORS BRETT M. KINGSTONE, EDGAR PROTIVA, ERIC PROTIVA, BRIAN MCCANN AND ANTHONY CASTOR.

         [ ]     FOR NOMINEES LISTED ABOVE         [ ]      WITHHOLD AUTHORITY
                 AS (EXCEPT MARKED TO THE                   TO VOTE FOR
                 CONTRARY BELOW)

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

------------------------------------------------------------------------------

2.       APPROVAL OF AMENDMENTS TO THE 1994 STOCK OPTION PLAN.

                  FOR               AGAINST           ABSTAIN
                  [ ]                 [ ]               [ ]

3. APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO ALLOW FOR CERTAIN LIMITED TRANSFERS OF THE CLASS B COMMON STOCK WITHOUT CAUSING AN AUTOMATIC CONVERSION INTO CLASS A COMMON STOCK.

                  FOR               AGAINST           ABSTAIN
                  [ ]                 [ ]               [ ]

4. APPROVAL AND RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG, L.L.P. AS THE INDEPENDENT AUDITORS OF THE COMPANY.

                  FOR               AGAINST           ABSTAIN
                  [ ]                 [ ]               [ ]

5. IN THEIR DISCRETION, UPON SUCH OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

THE SHARES REPRESENTED BY THIS PROXY, DULY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" EACH OF THE ABOVE PROPOSALS 1, 2, 3 AND 4, AND "FOR" SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.

SUPER VISION INTERNATIONAL, INC.

                               DATE:
                                    -------------------------------------------

                                    -------------------------------------------
                                    SIGNATURE

                                    -------------------------------------------
                                    SIGNATURE IF HELD JOINTLY

THIS PROXY SHOULD BE SIGNED BY THE STOCKHOLDER(S) EXACTLY AS HIS OR HER NAME APPEARS HEREON. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD SO INDICATE. IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER AND SHOULD BEAR THE CORPORATE SEAL. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE



                                      -27-